UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2026

Park Hotels & Resorts Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37795	36-2058176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Tysons Blvd., 7th Floor, Tysons, VA	22102
(Address of Principal Executive Offices)	(Zip Code)

(571) 302-5757

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2026, the Compensation & Human Capital Committee of the Board of Directors of Park Hotels & Resorts Inc. (the “Company”) approved one-time grants of restricted stock awards (the “Retention RSA Awards”) to certain executive officers of the Company (such recipients, the “Award Recipients”). The Retention RSA Awards are designed to address leadership transition and proactive recruiting risks that would jeopardize the Company’s ability to sustain its performance execution trends and to further align the Award Recipients’ incentives with long-term stockholder value creation. The Retention RSA Awards included grants to the Company’s named executive officers of the following number of restricted shares of the Company’s common stock: 331,564 shares to Thomas J. Baltimore, Jr., the Company’s President and Chief Executive Officer; 165,782 shares to Sean M. Dell’Orto, the Company’s Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer; 99,469 shares to Carl A. Mayfield, the Company’s Executive Vice President, Design and Construction; and 66,312 shares to Nancy M. Vu, the Company’s Executive Vice President, General Counsel and Secretary.

Each Retention RSA Award will vest in full on the fourth anniversary of the grant date, subject to the Award Recipient’s continued employment with the Company through such vesting date. With respect to Mr. Baltimore’s Retention RSA Award, the vesting upon termination of employment will be as set forth in that certain Executive Employment Agreement between him and the Company, dated April 26, 2016. With respect to the Award Recipients other than Mr. Baltimore, in the event of such executive’s termination of employment (i) without “cause” (as defined in the Company’s 2017 Omnibus Incentive Plan (as amended or amended and restated from time to time) (the “Omnibus Plan”)) or due to “retirement” (as defined in the applicable award agreement) after the first anniversary of the grant date, all of the unvested shares will become vested, (ii) without cause within 12 months following a “change in control” (as defined in the Omnibus Plan), all of the unvested shares will become vested, and (iii) due to death or “disability” (as defined in the Omnibus Plan), a prorated amount of the shares will become vested based on the actual days the executive was employed during the vesting period. The Award Recipients will receive dividends on the restricted shares underlying the Retention RSA Awards at the same time that regular dividend payments are made on the Company’s common stock.

Copies of the form of CEO Retention Restricted Stock Agreement and form of Executive Retention Restricted Stock Agreement are being filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and each is incorporated herein by this reference. The foregoing description of the terms of the Retention RSA Awards is qualified in its entirety by reference to the full text of such award agreements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Form of CEO Retention Restricted Stock Agreement

10.2	Form of Executive Retention Restricted Stock Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Park Hotels & Resorts Inc.

Date: September 10, 2026	By:	/s/ Sean M. Dell’Orto
Sean M. Dell’Orto
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer